Exhibit 1.1

Execution Version

5,950,000 Shares

Smart Sand, Inc.

Common Stock

Underwriting Agreement

February 1, 2017

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

    As representatives of the several Underwriters

      named in Schedule I hereto,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, New York 10010

Ladies and Gentlemen:

Smart Sand, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters (the “Underwriters”) named in Schedule I to this agreement (this “Agreement”), for whom Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are acting as representatives (the “Representatives”), an aggregate of 1,500,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), and the selling stockholders listed on Schedule VI hereto (the “Selling Stockholders”) propose, severally and not jointly, to sell to the several Underwriters an aggregate of 4,450,000 outstanding shares of Common Stock (such 5,950,000 shares of Common Stock being hereinafter referred to as the “Firm Shares”). In addition, the Selling Stockholders, severally and not jointly, propose to grant the Underwriters an option to purchase up to 892,500 additional shares of the Company’s Common Stock on the terms set forth in Section 3 hereof (the “Optional Shares”) (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Shares”).

The Company and the Selling Stockholders, severally and not jointly, hereby confirm their agreements with the several Underwriters as set forth below.

1.    The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, as of the Applicable Time, and as of each Time of Delivery referred to in Section 5(a) hereof, that:

(a)    A registration statement on Form S-1 (File No. 333-215554) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the other Underwriters, and, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other amendment with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, and the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus” );

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Exchange Act and the rules and regulations of the Commission thereunder, and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)    For the purposes of this Agreement, the “Applicable Time” is 10:00 p.m. (Eastern time) on February 1, 2017. The Pricing Prospectus, as supplemented by and taken together with the pricing information set out in Schedule IV hereto and each Issuer Free Writing Prospectus listed on Schedule II hereto, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication (as defined below) listed on Schedule II hereto, each as supplemented by and taken together with the Pricing Prospectus and the pricing information set out in Schedule IV hereto as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Exchange Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e)    From the time of the initial submission of the Initial Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act;

(f)    The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule II hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;

(g)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capitalization or long-term debt of the Company or any of its respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, prospects, financial position, stockholders’ equity or capital stock, as the case may be, or results of operations of the Company and its subsidiaries (in any such case, a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(h)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”) except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by any of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i)    At each Time of Delivery, each of the Company and its subsidiaries will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”), subject to such qualifications set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Permits,” as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and each of the Company and its subsidiaries will have fulfilled and performed all of its material obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a material adverse effect upon the ability of the Company and its subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Pricing Prospectus, subject in each case to the qualifications set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Permits;”

(j)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and to execute and deliver this Agreement and consummate the transactions contemplated hereby. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect. Schedule V accurately sets forth the jurisdiction of incorporation and each jurisdiction of foreign qualification of the Company;

(k)    Each of Fairview Cranberry Company, LLC, a Wisconsin limited liability company (“Fairview-Cranberry”), Will Logistics, LLC, a Pennsylvania limited liability company (“Will Logistics”), and Smart Sand Reagan County, LLC, a Delaware limited liability company (“Reagan County”), has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, as applicable, with power and authority

(company and other) to own its properties and conduct its business as described in the Pricing Prospectus. Each of Fairview-Cranberry, Will Logistics and Reagan County has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Schedule V accurately sets forth the jurisdiction of formation and each jurisdiction of foreign qualification and the names of the managing member, as the case may be, of each of Fairview-Cranberry, Will Logistics and Reagan County;

(l)    The Company, as the sole member of each of Fairview-Cranberry, Will Logistics and Reagan County, owns 100% of the issued and outstanding membership interests in each of Fairview-Cranberry, Will Logistics and Reagan County; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of each of Fairview-Cranberry, Will Logistics and Reagan County, as in effect on the date hereof, and have been duly authorized and validly issued in accordance with the limited liability company agreements of each of Fairview-Cranberry, Will Logistics and Reagan County, as in effect at such time, and are fully paid (to the extent required under the limited liability company agreements of each of Fairview-Cranberry, Will Logistics and Reagan County) and non-assessable (except as such non-assessability may be affected by the limited liability company laws of the State of Delaware, Commonwealth of Pennsylvania or the State of Wisconsin);

(m)    Other than the subsidiaries listed on Schedule V, the Company does not own, and at each Time of Delivery will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity;

(n)    The Company has an authorized capitalization as set forth in the Pricing Prospectus. The Shares, when issued and delivered in accordance with the terms of the Second Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) and the Second Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws” and, together with the Amended and Restated Certificate of Incorporation, the “Governing Documents”) and this Agreement against payment thereof as provided therein and herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same;

(o)    This Agreement has been duly authorized, executed and delivered by the Company;

(p)    The Shares to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters in accordance with this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. At each Time of Delivery, all corporate action required to be taken by any of the Company for the authorization, issuance and sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement shall have been validly taken;

(q)    Neither the Company nor any of its subsidiaries is in (i) violation of its certificate of incorporation, by-laws, certificate of formation, limited liability agreement or other organizational document (the “Organizational Documents”), as the case may be, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, in the case of clause (ii) or (iii) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement;

(r)    The issuance and sale of the Shares by the Company, the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Prospectus, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of any Organizational Document of the Company or any of its subsidiaries, or (iii) result in any violation of any law or statute (including, without limitation, the DGCL) or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be expected (A) to have a Material Adverse Effect or (B) to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement;

(s)    No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body (including regulatory bodies)

is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or by the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Global Select Market (the “NASDAQ”) in connection with the purchase and distribution of the Shares by the Underwriters, (iii) such consents, approvals, authorizations, orders, registrations or qualifications that have been, or prior to the First Time of Delivery will be, obtained or made and (iv) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have either a Material Adverse Effect or a material adverse effect on the ability of the Company or its subsidiaries to consummate the transactions contemplated by this Agreement;

(t)    No labor dispute with the employees of the Company exists or, to the knowledge of the Company, or any of its subsidiaries is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company, or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(u)    Each contract, document or other agreement described or referred to in the Registration Statement, the Pricing Prospectus and the Prospectus is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing, and except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement.

(v)    At each Time of Delivery, the Company and its subsidiaries will own, license, or have other rights to use on reasonable terms, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the Pricing Prospectus or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(w)    Each of the Company and its subsidiaries possesses, or at each Time of Delivery, will possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, subject to the qualifications set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Permits,” except where the failure to possess such Governmental Licenses would not result in a Material Adverse Effect; and except as would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company and its subsidiaries is (i) in compliance with the terms and conditions of all such Governmental Licenses, (ii) all such Governmental Licenses are valid and in full force and effect and (iii) none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

(x)    Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus and except as would not reasonably expected to have a Material Adverse Effect, (A) with respect to the ownership and operation of all of the assets, properties, business, rights, titles, interests, estates, remedies, powers and privileges of the Company and its subsidiaries (the “Smart Sand Properties”), each of the Company and its subsidiaries is in compliance with all federal, state, local and foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent, decree or judgment, relating to pollution or the protection of human health and safety, natural resources, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations imposing liability or standards of conduct concerning, or relating to the release or threatened release of, any pollutants, chemicals, contaminants, solid or hazardous wastes, materials, substances, any petroleum or petroleum products, or any polychlorinated biphenyls or radioactive materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, arrangement for disposal or transport, release, threatened release or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (B) with respect to the Smart Sand Properties, the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with all terms and conditions of any such permits, authorizations and approvals, (C) with respect to the Smart

Sand Properties, neither Company nor its subsidiaries have received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of liability, noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Company or its subsidiaries and (D) with respect to the Smart Sand Properties, neither the Company nor its subsidiaries has any liability in connection with the release or threatened release of any Hazardous Materials and, to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis for liability under any Environmental Law or of an order for clean-up or remediation, or an action, suit, demand or proceeding by any private party or governmental body or agency, against or affecting any of the Company or its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(y)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up, closure or post-closure of properties or compliance with such Environmental Laws, or any permit, authorization, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(z)    Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company or its subsidiaries or (ii) outstanding options or warrants to purchase any securities of the Company or its subsidiaries. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Shares;

(aa)    The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities,” “Business—

Environmental and Occupational Health and Safety Regulations,” “Business—Legal Proceedings,” “Management” and “Certain Relationships and Related Party Transactions,”, in each case insofar as they purport to describe the provisions of the laws, summaries of legal matters, summaries of legal proceedings, legal conclusions and the documents referred to therein, are accurate, complete and fair;

(bb)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ or members’ equity or results of operations of the Company and its subsidiaries or would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(cc)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(dd)    At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby;

(ee)    The Company will use its reasonable best efforts to effect and maintain the listing of the Shares on the NASDAQ;

(ff)    To the knowledge of the Company, there are no affiliations or associations between any member of FINRA and the Company, any of the Company’s directors and executive officers or, as of the date hereof, the Company’s 5% or greater securityholders, except as described in the Registration Statement, the Pricing Prospectus or the Prospectus;

(gg)    Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have obtained or requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and has paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect;

(hh)    At each Time of Delivery, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, properties, officers and directors will be in full force and effect as each Time of Delivery; the Company and its subsidiaries will be in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect;

(ii)    Grant Thornton, LLP, who has certified certain financial statements of the Company and its subsidiaries is an independent public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(jj)    The financial statements of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly the respective financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Act and the rules and regulations of the Commission thereunder. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The historical financial information in the Pricing Prospectus and the Prospectus under the captions “Summary Historical Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the Pricing Prospectus and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. The

Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus. The interactive data in the eXtensible Business Reporting Language incorporated by reference as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(kk)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as described in the Registration Statement, the Pricing Prospectus or the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(ll)    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(mm)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(nn)    As of the effective date of the Registration Statement, the Company and, to the knowledge of the Company, the officers and directors of the Company, in their capacities as such, were, and on each Time of Delivery will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans;

(oo)    The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares;

(pp)    All statistical, demographic, market-related and similar data included in the Registration Statement, the Pricing Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives;

(qq)    Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(rr)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(ss)    (i) None of the Company or its subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or its subsidiaries, is, or is owned or controlled by an individual or entity that is, currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department,

the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and (i) the Company and its subsidiaries are not located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and (ii) the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities of any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past three years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(tt)    None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in their most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the their most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its subsidiaries related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a

Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company, or its subsidiaries may have any liability;

(uu)    Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (A) none of the Company has any material lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter and (B) none of the Company , or its subsidiaries intends to use any of the proceeds from the sale of the Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any affiliate of an Underwriter or otherwise direct any such proceeds to any Underwriter or any affiliate of an Underwriter;

(vv)    There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Pricing Prospectus or the Prospectus that have not been described as required;

(ww)    Without limitation to the provisions of Section 7 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined under Rule 405 under the Act) or other offering materials in connection with the offering or sale of the Shares, other than the Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Issuer Free Writing Prospectuses or Written Testing-the-Waters Communications.

(xx)    None of the Company nor any of its subsidiaries is prohibited, directly or indirectly, from paying or making distributions with respect to its equity securities, from repaying any debt owed to any other Smart Sand Entity, or from transferring any of its properties or assets to the Company or any of it subsidiaries, in each case, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(yy)     Except as provided in this Agreement, there is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement;

(zz)    The mineral reserve estimates of the Company contained in the Registration Statement, the Pricing Prospectus and the Prospectus are derived from reports that have been prepared and audited by John T. Boyd, and such estimates (i) fairly reflect, in all material respects, the mineral reserves attributable to the Company at the dates indicated therein and (ii) were calculated in accordance with standard mining engineering procedures used in the sand industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the mineral reserve estimates of the

Company contained in the Registration Statement, the Pricing Prospectus and the Prospectus were and are reasonable with (i) the procedures described in the Registration Statement, the Pricing Prospectus and the Prospectus and (ii) all applicable guidelines and industry standards, including Industry Guide 7, of the Commission applied on a consistent basis throughout the periods involved. John T. Boyd, which prepared the reports and audits upon which the estimates of the proven mineral reserves of the Company disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus were based, is an independent mining engineer with respect to the Company and for the periods set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(aaa)    There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares; and

Any certificate signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.    Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, as of the Applicable Time, and as of each Time of Delivery referred to in Section 5(a) hereof, that:

(a)    To the extent such Selling Stockholder is an entity, such Selling Stockholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(b)    Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares.

(c)    On any Time of Delivery on which the Selling Stockholders are selling Shares, such Selling Stockholder will have good and marketable title to the Shares to be sold by such Selling Stockholder hereunder on such Time of Delivery free and clear of all Liens, except for any Liens arising under the Custody Agreement (as defined below) to the extent such Selling Stockholder is a party thereto. Upon (i) payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, (ii) delivery of such Shares, as directed by the Underwriters, through the facilities of The Depository Trust Company (“DTC”), (iii) registration of such Shares in the name of DTC, Cede & Co. (“Cede”) or such other nominee designated by DTC and (iv) DTC indicating by book entries on its books that security entitlements with respect to such Shares have been credited to the Underwriters’ respective securities accounts, (A) DTC will acquire good and marketable title to such Shares free and clear of all Liens; (B) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”) (assuming DTC does not have notice of any adverse claim with respect to such Shares); (C) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the UCC) in respect of such Shares; and (D) an action based on an “adverse claim” (as defined in Section 8-102 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are purchasing such Shares without notice of any adverse claim). For purposes of this representation, each Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, the Amended and Restated Bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)    Such Selling Stockholder (other than Clearlake Capital Partners II (Master), L.P. (“Clearlake)) will, prior to the Initial Time of Delivery, place in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program) representing the Shares to be sold by such Selling Stockholder hereunder.

(e)    Such Selling Stockholder (other than Clearlake) has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Powers of Attorney”) appointing Charles E. Young and Lee Beckelman as attorneys in fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

(f)    Such Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and, to the extent such Selling Stockholder is a party thereto, the Custody Agreement and the Power of Attorney, and to perform its obligations hereunder and thereunder.

(g)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(h)    The execution, delivery and performance of this Agreement and, to the extent such Selling Stockholder is a party thereto, of the Custody Agreement and the Power of Attorney and the consummation of the transactions contemplated hereby and thereby will not result in (i) a breach or violation of such Selling Stockholder’s charter or bylaws or similar organization documents; (ii) default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject; or (iii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not in the aggregate, reasonably be expected to adversely affect the ability of such Selling Stockholder to perform its obligations hereunder, and, to the extent such Selling Stockholder is a party thereto, under the Power or Attorney and the Custody Agreement.

(i)    No consent with any court or governmental or regulatory authority is required for (i) the sale of the Shares by such Selling Stockholder, (ii) the execution, delivery and performance by such Selling Stockholder of this Agreement and, to the extent such Selling Stockholder is a party thereto, the Custody Agreement or the Power of Attorney, and (iii) the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and, to the extent such Selling Stockholder is a party thereto, the Custody Agreement or the Power of Attorney except (A) such as have been, or prior to the First Time of Delivery will be, obtained or made, (B) for the registration of the Shares under the Securities Act, consents required under the Exchange Act, applicable state securities laws, the rules of FINRA, and any consent required by NASDAQ in connection with the purchase and sale of the Shares by the Underwriters and (C) as described in the Registration Statement and the most recent Preliminary Prospectus.

(j)    In respect of any statements in or omissions from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communications and the Prospectus and amendments and supplements thereto, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus, Written Testing-the-Waters Communications and Prospectus did not, and will not when they become effective or are filed with the Commission, as applicable, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that the foregoing applies only to such information furnished in writing by such Selling Stockholder to the Company, which consists of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder prior to the offering of the Shares, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (collectively, the “Selling Stockholder Information”).

(k)    Such Selling Stockholder is not prompted to sell its Shares by any material non-public information concerning the Company that is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

(l)    Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

Any certificate signed by any Selling Stockholder or any officer thereof (whether signed on behalf of such officer or such Selling Stockholder) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3.    Subject to the terms and conditions herein set forth, (a) the Company and each Selling Stockholder agrees, as and to the extent indicated in Schedule VI hereto, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price per share of $16.58125, that number of Firm Shares (to be adjusted by you as to eliminate fractional shares) obtained by multiplying 1,500,000 Firm Shares in the case of the Company and the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule VI hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the total number of Firm Shares and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each Selling Stockholder agrees, as and to the extent indicated in Schedule VI hereto, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional

Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Each Selling Stockholder hereby grants, as and to the extent indicated in Schedule VI hereto, severally and not jointly, to the Underwriters, collectively and not individually, the right to purchase at their election up to 892,500 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule VI hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you, the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice, provided that you may determine that the date on which such Optional Shares are to be delivered may be the First Time of Delivery even if such date is less than two business days after the date of such notice of exercise.

4.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Credit Suisse Securities (USA) LLC may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Credit Suisse Securities (USA) LLC, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Selling Stockholders to Credit Suisse Securities (USA) LLC at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York City time, on February 7, 2017 or such other time and date as Credit Suisse Securities (USA) LLC, the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York City time, on the date specified by Credit Suisse Securities (USA) LLC in the written notice given by Credit Suisse Securities (USA) LLC of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Credit Suisse (USA) LLC, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Subsequent Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including cross receipts for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(j) hereof, will be delivered at the offices of Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas, 77002 (the “Closing Location”), and the Shares will be delivered electronically via the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    During the period beginning from the date hereof and continuing to and ending on the expiration of the lock-up period specified in Section 6(e) of that certain Underwriting Agreement, dated as of November 3, 2016, by and among the Company, the Selling Stockholders and the Representatives (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Common Stock to be sold hereunder or pursuant to the Smart Sand, Inc. 2016 Long Term Incentive Plan (the “LTIP”)), without your prior written consent;

(f)    To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)    During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)    To use its best efforts to list, subject to notice of issuance, the Shares on the NASDAQ;

(j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)    To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 6(e) hereof.

7.    (a) The Company represents and agrees that, without the prior consent of Credit Suisse Securities (USA) LLC, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Credit Suisse Securities (USA) LLC, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Credit Suisse Securities (USA) LLC is listed on Schedule II hereto.

(b)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of Credit Suisse Securities (USA) LLC with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of Credit Suisse Securities (USA) LLC that are listed on Schedule II hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

(c)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(d)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

(e)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Credit Suisse Securities (USA) LLC and, if requested by Credit Suisse Securities (USA) LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

8.    Each of the Selling Stockholders agrees with each of the Underwriters:

(a)    Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Shares.

(b)     Such Selling Stockholder will deliver to the Underwriters prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(c)     Such Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

9.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Selling Stockholders’ counsel and the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares (in an amount that is not greater than $20,000); (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters (in an amount that is not greater than $20,000) in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company and any of the Company’s officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Shares, including, without limitation, expenses associated with the production of any Written Testing-the-Waters Communication or road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred, and 50% of the cost of any aircraft chartered in connection with the road show; and (ix) all other costs and expenses incident to the performance of its obligations and the obligations of the Selling Stockholders hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions, as applicable:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Latham & Watkins LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I-A hereto) and their 10b-5 statement (a draft of such opinion is attached as Annex I-B hereto), each dated such Time of Delivery, in form and substance satisfactory to you.

(d)    The respective counsel for each of the Selling Stockholders as indicated on Schedule VI, shall have furnished to you their written opinion substantially in the form of Annex I-C-1 hereto, dated such Time of Delivery.

(e)    Fox Rothschild LLP, Pennsylvania counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I-D hereto), each dated such Time of Delivery, in form and substance satisfactory to you.

(f)    Weld Riley, S.C., Wisconsin counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I-E hereto), each dated such Time of Delivery, in form and substance satisfactory to you.

(g)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Grant Thornton, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, John T. Boyd shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(i)    None of the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, prospects, financial position, members’ equity or capital stock, as the case may be, or results of operations of any of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company;

(k)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NASDAQ;

(m)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer and director of the Company and the additional parties named in Schedule III hereto, in substantially the form set forth in Annex II hereto;

(n)    The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(o)    The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder or contemplated hereby to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

(p)    Each of the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of such Selling Stockholder reasonably satisfactory to you as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of such Time of Delivery and as to the performance by the Selling Stockholders of all of their respective obligations hereunder or contemplated hereby to be performed at or prior to such Time of Delivery.

11.    (a)(1) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(2)    The Company will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by a Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information (it being understood, for the avoidance of doubt, that this Section 11(a)(2) shall in no event affect any liability the Company may have to any Underwriter, or any partner, member, director, officer, employee, agent, affiliate of any Underwriter, or any person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) is an agreement solely between the Company and any Selling Stockholder and the other parties described in this Section 11(a)(2) and the Underwriters shall have no responsibility in connection with any dispute between the Company, any Selling Stockholder and any other party described in this Section 11(a)(2) with respect to an agreement solely between the Company and any Selling Stockholder and the other parties described in this Section 11(a)(2)).

(b)     The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 8(a) being referred to as a “Selling Stockholder Free Writing Prospectus”), or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only with respect to such Selling Stockholder’s Selling Stockholder Information and to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The aggregate liability of each Selling Stockholder under this subsection (b) shall be limited to an amount equal to the aggregate net proceeds, after underwriting discounts but before deducting expenses, received by such Selling Stockholder, from the offering of such Selling Stockholder’s Shares purchased under this Agreement received by the Selling Stockholder.

(c)    Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or any Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company and the Selling Stockholders in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other, or by the Company on the one hand and the Selling Stockholders, on the other, as applicable, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other, or of the Company on the one hand and the Selling Stockholders, on the other, as applicable, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative benefits received by the Company, on the one hand, and the Selling Stockholders, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, or by the Company on the one hand and the Selling Stockholders, on the other, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the foregoing provisions of this subsection (e), no Selling Stockholder shall be required to (i) contribute unless such Selling Stockholder would have had indemnification obligations pursuant to subsection (b) above or (ii) contribute any amount in excess of the amount by which such Selling Stockholder’s aggregate net proceeds, after underwriting discounts but before deducting expenses received by such Selling Stockholder, from the offering of such Selling Stockholder’s Shares purchased under this Agreement, exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission pursuant to subsection (b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. In addition, the Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective sale of Shares not joint.

(f)    The obligations of the Company and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company or Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the

Company and the Selling Stockholders (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or a Selling Stockholder) and to each person, if any, who controls the Company or Selling Stockholder within the meaning of the Act.

12.    (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you, the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, any of the Company, or any officer or director or controlling person of any of the Company or any of the Selling Stockholders or any officer or director or controlling person of any of the Selling Stockholders, and shall survive delivery of and payment for the Shares.

14.    If this Agreement shall be terminated pursuant to Section 12 hereof, the Company and the Selling Stockholders shall not then be under any liability to any Underwriter except as provided in Section 9 hereof, with respect to the Company, and Section 11 hereof, with respect to the Company and the Selling Stockholders; but, if for any other reason, any Shares are not delivered by or on behalf of the Company or any of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Section 9 hereof, with respect to the Company, and Section 11 hereof, with respect to the Company and the Selling Stockholders.

15.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Credit Suisse Securities (USA) LLC or Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives to each of: (i) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629,

Attention: LCD-IBD; and (ii) Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to the Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to the address set forth on Schedule VI hereto; provided, however, that any notice to an Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

16.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholders and, to the extent provided in Sections 11 and 13 hereof, the officers, members and directors of any of the Company or Selling Stockholders and each person who controls any of the Company, any of the Selling Stockholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.    Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Company or the Selling Stockholders on other matters) or any other obligation to any of the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own respective legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

19.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the Company and Selling Stockholders agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company and Selling Stockholders agrees to submit to the jurisdiction of, and to venue in, such courts.

21.    Each of the Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.    Notwithstanding anything herein to the contrary, each of the Company and the Selling Stockholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to such party relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between among each of the Underwriters and the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and each of the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SMART SAND, INC.

By:	/s/ Lee E. Beckelman
Name:	Lee E. Beckelman
Title:	CFO

[Signature Page to Underwriting Agreement]

CLEARLAKE CAPITAL PARTNERS II (MASTER), L.P.

By:	Clearlake Capital Partners II GP, L.P., its General Partner

By:	Clearlake Capital Partners, LLC, its General Partner

By:	/s/ José E. Feliciano
Name:	José E. Feliciano
Title:	Co-President

[Signature Page to Underwriting Agreement]

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE VI TO THE UNDERWRITING AGREEMENT (OTHER THAN CLEARLAKE CAPITAL PARTNERS II (MASTER), L.P., ACTING SEVERALLY

By:	/s/ Lee Beckelman
Lee Beckelman
Attorney-in-Fact

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ryan Tull
Name:	Ryan Tull
Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Matt Leavitt
Name:	Matt Leavitt
Title:	Managing Director

On behalf of themselves and each of the several Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Credit Suisse Securities (USA) LLC	2,485,000	372,750
Goldman, Sachs & Co.	1,785,000	267,750
Jefferies LLC	693,000	103,950
Piper Jaffray & Co.	336,000	50,400
Tudor, Pickering, Holt & Co. Securities, Inc.	336,000	50,400
Deutsche Bank Securities Inc.	315,000	47,250

Total	5,950,000	892,500

SCHEDULE II

(a)    Issuer Free Writing Prospectuses: None

(b)    Written Testing-the Waters Communications: None

(c)    Additional Documents Incorporated by Reference: None

SCHEDULE III

Lock-up Agreements

1.	Clearlake Capital Partners II (Master), L.P.

2.	Keystone Cranberry, LLC

3.	Charles E. Young

4.	Lee Beckelman

5.	Robert Kiszka

6.	José E. Feliciano

7.	Colin Leonard

8.	Timothy J. Pawlenty

9.	Andrew Speaker

10.	Sharon Spurlin

11.	Tracy Robinson

12.	Ronald P. Whelan

13.	William John Young

14.	Speaker Children 2012 Irrevocable Trusts

15.	Blaine Trust U/A/D

16.	Frank Porcelli

17.	F. Philip Handy

18.	Susan Neumann

SCHEDULE IV

Initial public offering price per Common Share: $17.50

Number of Firm Shares: 5,950,000

SCHEDULE V

Jurisdiction of Incorporation of the Company and Foreign Qualifications

Jurisdiction of Incorporation	Foreign Qualifications
DE

List of Subsidiaries

Name	Jurisdiction of Formation	Foreign Qualifications
Fairview Cranberry Company, LLC*	WI
Will Logistics, LLC*	PA
Smart Sand Live Oak LLC	DE	TX
Smart Sand Fayette County LLC	DE
Smart Sand Hixton LLC	DE
Smart Sand Reagan County LLC*	DE	TX
Smart Sand Tom Green County LLC	DE	TX
Smart Sand Oakdale LLC	DE

*	The Sole Member for each of Fairview Cranberry Company, LLC, Will Logistics, LLC and Smart Sand Tom Green County LLC is Smart Sand, Inc.

SCHEDULE VI

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Smart Sand, Inc.	1,500,000	—

Selling Stockholders

Clearlake Capital Partners II (Master), L.P.(a)	2,410,883	483,531
Keystone Cranberry, LLC(a)	1,302,927	261,317
Lee Beckelman(a)	7,882	1,581
Robert Kiszka(a)	100,069	20,069
Timothy J. Pawlenty(a)	10,285	2,062
Andrew Speaker(a)	256,074	51,359
Sharon Spurlin(a)	1,858	373
Speaker Children 2012 Irrevocable Trusts(a)	44,602	8,945
Frank Porcelli(a)	300,676	60,304
F. Philip Handy(b)	5,033	1,010
William John Young(a)	4,728	949
Susan Neumann(a)	2,402	482
Ronald P. Whelan(a)	2,581	518

Total	4,450,000	892,500

(a)	This Selling Stockholder is represented by Fox Rothschild LLP and has appointed Charles E. Young and Lee Beckelman, and each of them, as the Attorneys-in-Fact for such Selling Stockholder, and its address is c/o Smart Sand, Inc., 24 Waterway Avenue, Suite 350, The Woodlands, Texas 77380.
(b)	This Selling Stockholder is represented by Robert P. Saltsman, P.A. and has appointed Charles E. Young and Lee Beckelman, and each of them, as the Attorneys-in-Fact for such Selling Stockholder, and its address is c/o Smart Sand, Inc., 24 Waterway Avenue, Suite 350, The Woodlands, Texas 77380.

ANNEX I-A

Form of Opinion of Counsel for Company

(i)	The Company is a corporation under the general corporation law of the State of Delaware with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each other jurisdiction identified on Schedule I to such opinion.

(ii)	The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights arising from the Governing Documents or, with your consent based solely on a review of the Specified Agreements and an Officer’s Certificate, similar contractual rights against the Company with regard to the Common Stock; the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and nonassessable.

(iii)	The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

(iv)	The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

a.	violate the Company’s Governing Documents;

b.	result in the breach of or a default under any of the Specified Agreements;

c.	violate any federal or New York statute, rule or regulation applicable to the Company or the DGCL;

d.	require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the DGCL.

(v)	The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at

http://www.sec.gov/litigation/stoporders.shtml at [●] a.m. (New York City time) on the date hereof, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430A under the Act.

(vi)	The Registration Statement at [●], 2017, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

(vii)	The statements in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities,” “Business—Environmental and Occupational Health and Safety Regulations,” “Business—Legal Proceedings,” “Management,” “Certain Relationships and Related Party Transactions” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal law, New York law or the DGCL referred to therein, are accurate descriptions or summaries in all material respects.

(viii)	The Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ix)	Reagan County is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and to conduct its business as described in the Pricing Prospectus. With your consent, based solely on certificates from public officials, we confirm that Reagan County is validly existing and in good standing under the laws of the State of Delaware and qualified to do business as a foreign entity and is in good standing under the laws of such jurisdiction set forth opposite its name on Schedule I hereto.

(x)	With your consent, based solely upon a review on [●], 2017 of the limited liability company agreement of and transfer records for Reagan County, all of the outstanding limited liability company of Reagan County were owned of record, directly or indirectly, on that date by the Company.

(xi)	To our knowledge, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company is not a party to any agreement that would require the inclusion in the Registration Statement of shares or other securities owned by any person or entity other than the Company and the Selling Stockholders.

Specified Agreements

1.	Securities Purchase Agreement, dated September 13, 2011, by and among Smart Sand, Inc. and the purchasers named therein

2.	Common Stock Purchase Warrant, dated September 13, 2011, between Smart Sand, Inc. and Keystone Cranberry, LLC

3.	Common Stock Purchase Warrant, dated September 13, 2011, between Smart Sand, Inc. and Andrew Speaker

4.	Common Stock Purchase Warrant, dated September 13, 2011, between Smart Sand, Inc. and Frank Porcelli

5.	Common Stock Purchase Warrant, dated September 13, 2011, between Smart Sand, Inc. and BAMK Associates, LLC

6.	Smart Sand, Inc. Incentive Award Plan

7.	Smart Sand, Inc. 2012 Equity Incentive Plan

8.	Amendment No. 1 to Smart Sand, Inc. 2012 Equity Incentive Plan

9.	Employment Agreement between Smart Sand, Inc. and Charles Young

10.	Amendment No. 1 to Employment Agreement Between Smart Sand, Inc. and Charles Young

11.	Employment Agreement between Smart Sand, Inc. and Robert Kiszka

12.	Amendment No. 1 to Employment Agreement between Smart Sand, Inc. and Robert Kiszka

13.	Letter Agreement between Smart Sand, Inc. and Lee Beckelman, dated August 4, 2014

14.	Amended and Restated Master Product Purchase Agreement dated as of December 16, 2015 between Archer Pressure Pumping, LLC and Smart Sand, Inc.

15.	Amended and Restated Railcar Usage Agreement dated as of December 16, 2015 between Archer Pressure Pumping, LLC and Smart Sand, Inc.

16.	Master Product Purchase Agreement dated as of November 15, 2013 between EOG Resources, Inc. and Smart Sand, Inc.

17.	First Amendment to Master Product Purchase Agreement dated November 15, 2014 between EOG Resources, Inc. and Smart Sand, Inc.

18.	Amended and Restated Master Product Purchase Agreement dated as of November 6, 2015 between US Well Services LLC and Smart Sand, Inc.

19.	First Amendment to Amended and Restated Master Product Purchase Agreement dated as of May 1, 2016 between US Well Services LLC and Smart Sand, Inc.

20.	Railcar Usage Agreement dated as of September 15, 2014 between US Well Services LLC and Smart Sand, Inc.

21.	First Amendment to Railcar Usage Agreement dated as of November 6, 2015 between US Well Services LLC and Smart Sand, Inc.

22.	Amended and Restated Master Product Purchase Agreement dated as of January 15, 2016 between Weatherford U.S., L.P. and Smart Sand, Inc.

23.	First Amendment to Amended and Restated Master Product Purchase Agreement dated as of May 1, 2016 between Weatherford U.S., L.P. and Smart Sand, Inc.

24.	Amended and Restated Railcar Usage Agreement dated as of January 15, 2016 between Weatherford U.S., L.P. and Smart Sand, Inc.

25.	Second Amendment to Amended and Restated Master Product Purchase Agreement dated September 30, 2016 between Weatherford U.S., L.P. and Smart Sand, Inc.

26.	Registration Rights Agreement, dated as of November 9, 2016, by and among Smart Sand, Inc. and the Persons listed on Schedule A thereto.

27.	Stockholders Agreement, dated as of November 9, 2016, by and among Smart Sand, Inc., Clearlake Capital Partners II (Master), L.P. and Keystone Cranberry, LLC.

28.	Smart Sand, Inc. 2016 Omnibus Incentive Plan.

29.	2016 Employee Stock Purchase Plan.

30.	Credit Agreement, dated as of December 8, 2016, among Smart Sand, Inc., as the Borrower, the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent and Collateral Agent.

31.	Assignment of Claim, dated December 9, 2016.

32.	Master Product Purchase Agreement dated effective as of January 1, 2017 between Rice Drilling B, LLC and Smart Sand, Inc.

33.	Railcar Usage Agreement dated effective as of January 1, 2017 between Rice Drilling B, LLC and Smart Sand, Inc.

ANNEX I-B

Form of 10b-5 Letter

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Pricing Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements and supporting schedules and other financial data and the reserve information including in or omitted from the Registration Statement, the Pricing Prospectus or the Prospectus.

ANNEX I-C-1

Form of Opinion of Counsel for Selling Stockholders

(i)	Each Selling Stockholder that is not a natural person is validly existing as an entity under the laws of its state of organization.

(ii)	Upon (i) payment for the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement, (ii) delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, (iii) registration of such Shares in the name of DTC, Cede or such other nominee and (iv) appropriate crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares or any security entitlement in respect thereof), (1) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (2) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (3) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement. In giving this opinion, counsel for the Selling Stockholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Governing Documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(iii)	No consent, approval, authorization or order of, registration or qualification with any federal, Texas, Pennsylvania or New York court or governmental agency is required to be obtained or made by any of the Selling Stockholders for the execution, delivery and performance by the Selling Stockholders of the Underwriting Agreement, the compliance by the Selling Stockholders with the terms thereof and the sale of the Shares by the Selling Stockholders pursuant to the Underwriting Agreement, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Shares under the Securities Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Stockholders to consummate the transactions contemplated by the Underwriting Agreement.

(iv)	The sale of the Shares by the Selling Stockholders, the execution, delivery and performance of the Underwriting Agreement by the Selling Stockholders and the consummation of the transactions therein contemplated will not (i) to the knowledge of counsel conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of any of the Selling Stockholders pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders is bound or to which any of the property or assets of any of the Selling Stockholders is subject, (ii) result in any violation of the provisions of any Organizational Document of any Selling Stockholder, or (iii) result in any violation of any law or statute of the United States of America, the State of New York, the State of Texas, the Commonwealth of Pennsylvania, or the State of Delaware applicable to any of the Selling Stockholders, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Selling Stockholders or any of their properties, except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Stockholders to consummate the transactions contemplated by the Underwriting Agreement.

(v)	The Underwriting Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by each of the Selling Stockholders.

(vi)	Each Selling Stockholder that is not a natural person has full right, power and authority, corporate or otherwise, to enter into the Custody Agreement and the Power of Attorney.

ANNEX I-D

Form of Opinion of Pennsylvania Counsel

(i)    Will Logistics has been duly formed and is validly existing as a limited liability company in good standing under the laws of the Commonwealth of Pennsylvania with the limited liability company power and authority to own its properties and conduct its business as described in the Pricing Prospectus.

(ii)    The Company, as the sole member of Will Logistics, directly owns 100% of the issued and outstanding membership interests in Will Logistics; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of Will Logistics, as in effect on the date hereof; and based solely on the lien search identified in the opinion and to the knowledge of counsel without independent investigation the Company owns such membership interests free and clear of all Liens other than (A) Liens arising under or in connection with the Company’s revolving credit facility, as described in the Registration Statement, the Pricing Prospectus and the Prospectus in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) those created by or arising under the Pennsylvania Limited Liability Company Act of 1994, as amended.

ANNEX I-E

Form of Opinion of Wisconsin Counsel

(i)    Fairview-Cranberry has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Wisconsin, with the limited liability company power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and to execute and deliver the Underwriting Agreement and consummate the transactions contemplated thereby.

(ii)    The Company, as the sole member of Fairview-Cranberry directly owns 100% of the issued and outstanding membership interests in Fairview-Cranberry; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of Fairview-Cranberry, as in effect on the date hereof, and have been duly authorized and validly issued in accordance with the limited liability company agreements of Fairview-Cranberry as in effect at such time, and are fully paid (to the extent required under the limited liability company agreements of Fairview-Cranberry) and non-assessable; and the Company owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Company’s revolving credit facility, as described in the Registration Statement, the Pricing Prospectus and the Prospectus) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation other than those created by or arising under the Delaware LLC Act.

ANNEX II

Form of Lock-Up Letter

            , 2017

Smart Sand, Inc.

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made for 5,950,000 shares of the common stock, par value $0.001 per share (the “Securities”), of Smart Sand, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Goldman, Sachs & Co (“Goldman Sachs”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse and Goldman Sachs, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this letter agreement (this “Lock-Up Agreement”) and end on the expiration of that certain Lock-Up Agreement dated as of November 3, 2016 to which you are a party.

Any Securities received upon exercise of options or other securities of the Company granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement; provided that with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period. In addition, the restrictions in this Lock-Up Agreement shall not apply to (a) any transfer pursuant to the terms of the Underwriting Agreement, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, (f) transfers to the undersigned’s direct or indirect affiliates (as defined in Rule 12b-2 of the Exchange Act), including without limitation its direct and indirect stockholders, members and partners and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned, provided that in each transfer pursuant to clauses (c)-(f) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5), (g) transfers pursuant to an order of a court or regulatory agency, or (h) transfers with the prior written consent of Credit Suisse and Goldman Sachs.

Notwithstanding anything herein to the contrary, the undersigned may (a) enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, and the Company may announce the establishment of such a plan, provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period and (b) transfer Securities (or any security convertible into or exercisable or exchangeable for Securities) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction involving a Change of Control (as defined below) that is approved by the Board of Directors of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) Credit Suisse and Goldman Sachs agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Credit Suisse and Goldman Sachs will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Credit Suisse and Goldman Sachs hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void (a) at the time at which Credit Suisse and Goldman Sachs, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advise the other in writing prior to the execution of the Underwriting Agreement that they have or it has determined not to proceed with the offering, (b) the termination of the Underwriting Agreement before the sale of any Securities to the Underwriters, (c) the withdrawal of the registration statement filed with the Securities and Exchange Commission with respect to the offering and (d) if the Public Offering Date shall not have occurred on or before February 28, 2017. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]